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Exhibit 10.2

THIRD AMENDMENT
to the Commercial Supply Agreement effective as of 1 December 2010

Between	Seattle Genetics, Inc. 21823 - 30th Drive SE Bothell, WA 98012 USA - hereinafter "Company" -

And	Sigma-Aldrich Inc. 3050 Spruce Street St. Louis, MI 63103 USA - hereinafter "SAFC" -
Company and SAFC each a "Party" and together the "Parties".

WHEREAS, Company and SAFC have concluded a Commercial Supply Agreement regarding supply of drug-linker SGD-1006 effective as of 1 December 2010, as amended by a First Amendment executed on 20 January 2014 and a Second Amendment executed on 2 December 2016 (hereinafter referred to as the "Agreement").

WHEREAS, the Parties desire to modify the Agreement with respect to the price, forecast and lead time and delivery as set forth in this Third Amendment.

WHEREAS, the Parties rescind an amendment executed on 9 August 2019 and enter into this corrected Third Amendment.

Now, therefore, the Parties agree as follows:

1.	The Parties agree to change the per Batch (the “Price”) for SGD-1006 set forth in Appendix C to the Agreement. The purpose of the pricing revision is to:

a)	Capture the [ * ]

b)	Capture the increased labor and overhead costs in the [ * ]

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The table compares the current Price per gram under the Second Amendment with the Price per gram effective as of the Effective Date of this Third Amendment. The new pricing will be applied over a [ * ] period. The annual [ * ] pricing adjustments under Section 5.5 of the Agreement may not be applied by SAFC until after [ * ].

SGD-1006	[ * ]	Price per gm	Price per Batch	[ * ] Price	[ * ] Price
Second Amendment to Commercial Supply Agreement on 2 December 2016 ([ * ]g / Batch)	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
Third Amendment to Commercial Supply Agreement ([ * ]g / Batch)	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]

*If [ * ] are utilized during SGD-1006 production, [ * ]. Based on current models, if [ * ] are utilized during SGD-1006 production [ * ], but [ * ] will be determined once [ * ]. If [ * ] are used, [ * ], but [ * ] will be determined [ * ].

In addition Work Order B-11 regarding SGD-1006, SGD-1269, and SGD-2083 Critical Materials Management Program, effective 13 February 2018, and governed by the Master Service Agreement between the Parties dated 19 April 2017 is terminated effective July 1, 2019, [ * ].

2.    Appendix 2 is amended to include a batch size of [ * ] grams per batch as a Specification.

2.	Section 3.1 shall be amended and shall read as follows:

“Company shall provide SAFC with a written, [ * ] forecast for SGD-1006 (the “Commercial Forecast”), whereof the first [ * ] shall be binding (the “Binding Forecast”) and the remaining [ * ] shall be non-binding (the “Non-Binding Forecast”). The Commercial Forecast shall cover each of the next succeeding [ * ]. After delivery of the initial Commercial Forecast, the Commercial Forecast shall be updated by Company on a [ * ] basis, which update shall include the next [ * ] of the previous Commercial Forecast. Although [ * ], Company [ * ]. For the avoidance of doubt, until such a time when SAFC has approval from Company to manufacture the raw material and the intermediated required in the manufacture of SGD-1006, Company will be responsible for insuring that

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all raw materials and intermediates are supplied in sufficient quantity and in a timeframe that will not prevent SAFC from meeting its delivery obligations.”

3.	Section 3.2(a) shall be amended and shall read as follows:

“(a)
To initiate SAFC’s Manufacture and supply of commercial quantities of the SGD-1006 under this Agreement, Company must issue a binding written purchase order for its purchase of SGD-1006 at [ * ] prior to the scheduled shipment of SGD-1006 thereunder or such shorter time as may be agreed upon by the Parties in writing (the “Minimum Lead Time”).”

4.	Section 3.4 sentence 3 shall be amended and shall read as follows:

“[ * ] upon [ * ]. SAFC’s obligation to [ * ].

5.	Section 4.1, the first sentence of Section 4.1 shall be amended and shall read as follows:

Within [ * ] from the date SAFC delivers SGD 1006 in accordance with all the requirements of Section 3.4 to Company’s carrier (after SGD-1006 release), Company shall have the right to report any shortages in shipment, and determine whether such SGD-1006 conforms to the warranties set forth in Section 6.2, including but not limited to cGMP, the applicable Specifications and generally to the requirements according to the Quality Agreement (collectively the “SGD-1006 Requirements”).

6.	The first sentence of Section 5.3 shall be amended and shall read as follows:

“SAFC shall invoice Company upon release of the SGD-1006 by Company in accordance with Section 3.3.”

7.	The Term of the Agreement shall be extended by this Third Amendment and Section 9.1 shall be amended and shall read as follows:

“The Term of the Agreement shall be extended for another fixed period of ten (10) years starting from the Effective Date (as defined in this Third Amendment), unless earlier terminated as provided in Sections 9.2 and 9.3 below. Thereafter, the Agreement shall be renewed automatically for additional [ * ], unless cancelled by one of the Parties upon

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at least [ * ] prior written notice. Such fixed period and any renewal period shall be referred to herein as the “Term”.”

8.
This Third Amendment shall become effective July 1, 2019 (“Effective Date”) and shall remain in full force and effect for the term of the Agreement, unless the Agreement (including this Third Amendment) is amended by the Parties in writing.

9.	This Third Amendment may be delivered by facsimile or electronic (pdf) transmission, and facsimile or electronic (pdf) copies of executed documents shall be binding as originals.

10.
All terms and conditions of the Agreement, unless modified by this Third Amendment, shall remain in effect and unchanged. All capitalized terms used herein but not defined in this Third Amendment shall have the meaning ascribed to them in the Agreement.

Seattle Genetics, Inc. 10/04/2019	Sigma-Aldrich Inc. 10/04/2019
Date:	Date:
/s/ Vaughn Himes	/s/ Kelly L. Foster
………………………………..
[Name] Vaughn Himes [Title] Exec Dir Mfg & Logistics	[Name] Kelly L. Foster [Title] by Power of Attorney

………………………………..	………………………………..
[Name] [Title]	[Name] [Title]

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